UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2005

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia 30143

(Address of Principal Executive Offices, including Zip Code)

(678) 454-2266

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On July 21, 2005, the Board of Directors of Crescent Banking Company (the “Company”) approved a one-time cash bonus in the amount of $75,000 to each of A. Bradley Rutledge, Sr., Executive Vice President and Chief of Loan Administration, and Anthony N. Stancil, Executive Vice President and Chief of Loan Production.

The Board determined that the bonuses were appropriate in light of the extraordinary efforts of, and contributions to the Company by, Messrs. Rutledge and Stancil during the first two quarters of 2005 with respect to reviewing and revising the loan policies and procedures of Crescent Bank & Trust Company, the Company’s wholly-owned banking subsidiary (the “Bank”), promoting enhanced implementation of the loan policies and procedures of the Bank, restructuring the Bank’s loan department, improving the asset quality of the Bank and integrating the recent acquisition of Futurus Bank.

These bonuses were not determined nor awarded as part of the Company’s short term cash incentive compensation plans, although the Compensation Committee intends to take into account the award of these bonuses when it considers appropriate year-end bonuses for Messrs. Rutledge and Stancil in accordance with such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: July 25, 2005